Exhibit 21

Subsidiaries of Radian Group Inc.

Amerin Guaranty Corporation (Illinois domiciled wholly owned subsidiary of Radian Group Inc.)
Amerin Re Corporation (Illinois domiciled wholly owned subsidiary of Radian Group Inc.)
Amerin Investor Services Corporation (Illinois domiciled wholly owned subsidiary of Radian Group Inc.)
CMAC Investment Management Corporation (Delaware domiciled wholly owned Subsidiary of Radian Group Inc.)
RadianExpress.com Inc. (Iowa domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Express Services LLC (Delaware domiciled wholly owned subsidiary of Radian Express.com)
Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Asset Securities Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)
Radian Title Insurance Inc. (New York domiciled wholly owned subsidiary of Radian Group Inc.)
Enhance Financial Services Group Inc. (New York domiciled; 89.01% owned by Radian Group Inc., 10.99% owned by Radian Guaranty Inc.)
Radian Asset Assurance Inc. (New York domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Van-American Companies, Inc. (Delaware domiciled 95.8% owned subsidiary of Radian Asset Assurance Inc.)
Van-American Insurance Company, Inc. (Kentucky domiciled wholly owned subsidiary of Van-American Companies, Inc.)
Van-American Insurance Agency, Inc. (Kentucky domiciled wholly owned subsidiary of Van-American Companies, Inc.)
Asset Recovery Solutions Group Inc. (Delaware domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)
Windsor Management Inc. (Delaware domiciled wholly owned subsidiary of Asset Recovery Solutions Group Inc.)
Radian Asset Assurance Limited (U.K. domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)
Radian Financial Products Limited (U.K. domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)
Commonwealth Mortgage Assurance Company of Texas (Texas domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Commonwealth Mortgage Assurance Company of Texas and 0.8% by Enhance C-BASS Residual Finance Corporation)
Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Commonwealth Mortgage Assurance Company of Texas)
Singer Asset Finance Company, LLC (Delaware domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Credit Derivatives Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Radian Reinsurance (Bermuda) Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Radian Representatives Ltd. (U.K. domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Credit2B.com Inc. (Delaware domiciled subsidiary owned 85.7% by Enhance Financial Services Group Inc.)
Guaranty Risk Services, Inc. (New York domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)
Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary)
Radian Mortgage Insurance Inc. (Arizona domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)
Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Guaranty Inc.)